UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2009

PINNACLE GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33457	30-0182582
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Alger Street

Sheridan, Wyoming 82801

(Address of Principal Executive Offices) (Zip Code)

(307) 673-9710

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On December 1, 2009, we and the lenders entered into a waiver and agreement to the credit facility waiving our obligation to comply with certain provisions of the credit agreement and modifying certain references in the Fifth Amendment to the Credit Agreement previously signed.

We believe that we may not be in compliance with certain restrictive covenants throughout 2009, but will seek additional waivers as necessary. There can be no assurance that we will be able to obtain such waivers or that such waivers will be obtained on acceptable terms. If we are unable to obtain future waivers and/or to comply with the restrictive covenants, the lenders could accelerate our indebtedness under the credit facility or foreclose on properties held by liens. We have remained in compliance with the payment of principal and interest pertaining to the credit facility including ensuring that our outstanding borrowings remain within the limitations of the borrowing base.  Due to borrowing base limitations and waiver stipulations, we are currently unable to incur additional indebtedness under the credit facility.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being furnished with this Current Report on Form 8-K.

10.1 Waiver to Credit Agreement dated December 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2009	PINNACLE GAS RESOURCES, INC.

	By:	/s/ Peter G. Schoonmaker
Peter G. Schoonmaker
President and Chief Executive Officer